NEWS RELEASE
Exhibit 99.1

For Immediate Release
Astronics Corporation Announces New $300 Million
Revolving Credit Facility
EAST AURORA, NY, October 22, 2025 – Astronics Corporation (Nasdaq: ATRO), a leading provider of advanced technologies for global aerospace, defense, and other mission critical industries, announced today that it has entered into a new $300 million senior secured, cash flow-based revolving credit facility (the “New Revolver”). The New Revolver matures in October 2030 and replaces the previous asset-based revolving credit facility that was scheduled to mature in 2027. The New Revolver, which enhances financial flexibility to support the Company’s growth initiatives, also has an accordion feature, which allows the Company to request incremental commitments of up to $100 million plus additional incremental amounts so long as maximum leverage requirements are met.
“The successful execution of this New Revolver is a result of the strong financial performance Astronics has demonstrated in recent quarters. It enhances our borrowing capacity, extends our maturity and provides greater flexibility and liquidity to support our operations and growth initiatives,” noted Nancy Hedges, Chief Financial Officer. “We believe this new facility, combined with our recent convertible bond issue, positions us well to capitalize on the broad range of growth opportunities in front of us, in both the commercial aerospace and defense markets. Our improved capital structure gives us the resources we need to provide further value to our stakeholders.”
The New Revolver will accrue interest at a floating rate equal to SOFR plus the applicable margin ranging from 125 basis points to 213 basis points based on leverage. As of the date of this news release, approximately $90 million was outstanding on the New Revolver.
For further information regarding the New Revolver, please refer to the agreement as filed on the Company’s Current report on Form 8-K to be filed with the Securities and Exchange Commission.
For more information on Astronics and its solutions, visit the Astronics website.
ABOUT ASTRONICS CORPORATION
Astronics Corporation (Nasdaq: ATRO) serves the world’s aerospace, defense, and other mission critical industries with proven, innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structures, interiors, and test technologies to solve complex challenges. For over 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, militaries, completion centers and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics. The Company’s strategy is to increase its value by developing technologies and capabilities that provide innovative solutions to its targeted markets.
For more information on Astronics and its solutions, visit Astronics.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the anticipated benefits of the new revolver including providing greater financial flexibility, sufficient liquidity to support operations and growth initiatives and to the extent that the Company is able to
Astronics Corporation      press@astronics.com | +1.716.805.1599
130 Commerce Way | East Aurora, NY 14052

Astronics Corporation Announces New $300 Million Revolving Credit Facility
October 22, 2025

capitalize on growth opportunities in commercial aerospace and defense and provide further value to shareholders. Forward-looking statements are typically identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "estimate," and similar expressions. Such statements are based on the current expectations, estimates, and projections of management and involve assumptions and uncertainties that are difficult to predict. Actual results may differ materially due to a variety of factors, including, but not limited to, integration risks, changes in customer demand, the timing and execution of aircraft modification projects, regulatory approvals, global supply chain constraints, the health of the commercial aerospace market, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Astronics undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

For more information, contact:
Company	Investors
Nancy L. Hedges, CFO	Deborah K. Pawlowski
Astronics Corporation	Alliance Advisors IR
T: 716.805.1599	T: 716.843.3908
dpawlowski@allianceadvisors.com
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Astronics Corporation      press@astronics.com | +1.716.805.1599
130 Commerce Way | East Aurora, NY 14052